*090704*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

RANGER GOLD CORP.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

None.

3. Custodian Statement:

*Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.*

4. Custodian Signature:

Bryan S. Glass
Name of Custodian

X [signature]
**Authorized Signature of Custodian**

**Filing Fee: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

# CUSTODIAL APPOINTMENT OF THE
# BOARD OF DIRECTORS OF
# **RANGER GOLD CORP.**
A NEVADA CORPORATION

The undersigned, being the court-appointed custodian ("Custodian") of RANGER GOLD CORP., a Nevada corporation (the "Corporation"), does hereby consent to the adoption of, and does hereby adopt, the following resolutions:

**1. Custodial Appointment of Director**

WHEREAS on January 8, 2019, the Eighth Judicial District Court in and for Clark County Nevada, Case No. A-18-785471-P entered a minute order appointing Bryan S. Glass as Custodian of the Corporation and authorizing Custodian to appoint new directors of the Corporation;

WHEREAS the Custodian deems it in the best interest of the Corporation to appoint Bryan S. Glass as the sole interim director of the Corporation to serve until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws;

WHEREAS Bryan S. Glass has consented in writing to act as a member of the board of directors;

RESOLVED that Bryan S. Glass is hereby appointed as the sole interim director of the Corporation to serve until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

**2. Authorization of Corporate Actions.**

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby. All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

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The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

**Approval of Custodian**

The undersigned being the court-appointed custodian of RANGER GOLD CORP., a Nevada corporation, waives the required notice of meeting and consents to all actions taken hereby.

Bryan S. Glass

Dated: January 14, 2019

# WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS OF
# RANGER GOLD CORP.
A NEVADA CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors ("Board") of RANGER GOLD CORP., a Nevada corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Section 78.315(2) of the Nevada Revised Statutes and pursuant to the bylaws of the Corporation.

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**1. Appointment of Officers**

WHEREAS the Board has determined it is in the Corporation's best interest to appoint Bryan S. Glass as President, Treasurer and Secretary of the Corporation;

WHEREAS Bryan S. Glass has consented in writing to act as President, Treasurer and Secretary of the Corporation;

RESOLVED that Bryan S. Glass, having previously consented to act, is appointed to serve as President, Treasurer and Secretary of the Corporation and shall serve at the discretion of the Board or until removed by other action as allowed by the corporate bylaws.

**2. Authorization of Corporate Actions.**

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby. All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

**Approval**

The undersigned, being the sole director of RANGER GOLD CORP., a Nevada corporation, waives the required notice of meeting and consents to all actions taken hereby.

______________________ Dated: January 4, 2019

Bryan S. Glass

**Approval of Custodian**

The undersigned being the court-appointed custodian of RANGER GOLD CORP., a Nevada corporation, waives the required notice of meeting and consents to all actions taken hereby.

Bryan S. Glass

Dated: January 14, 2019

**CONSENT TO ACT AS DIRECTOR**

I, Bryan S. Glass, do hereby consent to act as a member of the Board of Directors of RANGER GOLD CORP., a Nevada corporation.

DATED: January 14 2019

____________________

Bryan S. Glass

**CONSENT TO ACT AS OFFICERS**

I, Bryan S. Glass, do hereby consent to act as President, Secretary, and Treasurer of RANGER GOLD CORP., a Nevada corporation.

DATED: January 14, 2019

________________________________

Bryan S. Glass